As filed with the Securities and Exchange Commission on March 29, 2013.

Registration No. 333-177917

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 11

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIOAMBER INC.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	2860	98-0601045
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1250 Rene Levesque West, Suite 4110 Montreal, Quebec, Canada H3B 4W8 Telephone: (514) 844-8000	3850 Annapolis Lane North, Suite 180 Plymouth, Minnesota 55447 Telephone: (763) 253-4480

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jean-François Huc

President and Chief Executive Officer

BioAmber Inc.

1250 Rene Levesque West, Suite 4110

Montreal, Quebec, Canada H3B 4W8

Telephone: (514) 844-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jocelyn M. Arel, Esq. Michael J. Minahan, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 Telephone: (617) 570-1000	Ryan R. Bekkerus, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Telephone: (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐		Accelerated Filer ☐

Non-Accelerated Filer ☒	(Do not check if a smaller reporting company)	Smaller Reporting Company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 11 to the Registrant’s Registration Statement on S-1 (File No. 333-177917) is being filed solely for the purposes of filing certain updated exhibits in order to respond to comments received from the Securities and Exchange Commission to the Registrant’s Amended Application for Confidential Treatment. Accordingly, the prospectus is being omitted from this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 11 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on the 29th day of March, 2013.

BIOAMBER INC.

By:	/s/ Jean-François Huc
Jean-François Huc President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 11 to Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of March, 2013.

Signature	Title

* Jean-François Huc	President, Chief Executive Officer and Director (Principal Executive Officer)

* Andrew P. Ashworth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Raymond Land	Chairman of the Board of Directors

* Kurt Briner	Director

* Denis Lucquin	Director

* William Camp	Director

* Taro Inaba	Director

* Heinz Haller	Director

* Jorge Nogueira	Director

*By:	/s/ Jean-François Huc
Jean-François Huc
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement.

3.1	*	Form of Amended and Restated Certificate of Incorporation to be effective upon the closing of the offering.

3.2	*	Form of Amended and Restated By-laws to be effective upon the closing of the offering

4.1	*	Specimen Common Stock Certificate.

4.2	**	Amended and Restated Shareholders’ Agreement by and among the stockholders listed therein and the Registrant, dated as of April 15, 2011.

4.3	**	First Amendment to the Amended and Restated Shareholders’ Agreement, dated as of November 4, 2011.

4.4	**	Second Amendment to the Amended and Restated Shareholders’ Agreement, dated as of February 6, 2012.

5.1	*	Opinion of Goodwin Procter LLP.

10.1	*	Form of Indemnification Agreement.

10.2	**	BioAmber Inc. (f/k/a DNP Green Technology, Inc.) Stock Incentive Plan, as amended, and Form of Option Certificate and Award Agreement.

10.3	**	Employment Agreement between BioAmber Canada Inc. (f/k/a DNPGT Canada Inc.) and Jean-François Huc, dated July 1, 2009.

10.4	**	Legacy Warrant to purchase shares of common stock dated April 17, 2009 issued by the Registrant to Dilum Dunuwila (Certificate No. LW-41).

10.5	**	Legacy Warrant to purchase shares of common stock dated April 17, 2009 issued by the Registrant to Dilum Dunuwila (Certificate No. LW-42).

10.6	**	Legacy Warrant to purchase shares of common stock dated April 17, 2009 issued by the Registrant to Jean-François Huc (Certificate No. LW-16).

10.7	**	Legacy Warrant to purchase shares of common stock dated April 17, 2009 issued by the Registrant to Jean-François Huc (Certificate No. LW-17).

10.8	**	Legacy Warrant to purchase shares of common stock dated April 17, 2009 issued by the Registrant to Roger Laurent Bernier (Certificate No. LW-38).

10.9	**	Subscription Agreement between the Registrant and Jean-François Huc dated February 6, 2009.

10.10	**	Warrant to purchase shares of common stock dated February 6, 2009 issued by the Registrant to Jean- François Huc.

10.11	**	Subscription Agreement between the Registrant and Dilum Dunuwila dated February 6, 2009.

10.12	**	Warrant to purchase shares of common stock dated February 6, 2009 issued by the Registrant to Dilum Dunuwila.

10.13	**	Subscription Agreement between the Registrant and Kurt Briner dated February 6, 2009.

10.14	**	Warrant to purchase shares of common stock dated February 6, 2009 issued by the Registrant to Kurt Briner.

10.15	**	Subscription Agreement between the Registrant and Michael Hartmann dated February 6, 2009.

10.16	**	Warrant to purchase shares of common stock dated February 6, 2009 issued by the Registrant to Michael Hartmann.

Exhibit No.	Description

10.17**	Subscription Agreement between the Registrant and Roger Laurent Bernier dated February 6, 2009.

10.18**	Warrant to purchase shares of common stock dated February 6, 2009 issued by the Registrant to Roger Laurent Bernier.

10.19**	Secured Convertible Note and Warrant Purchase Agreement between the Registrant and FCPR Sofinnova Capital VI dated June 22, 2009.

10.20**	Common Stock Purchase Warrant to purchase shares of common stock dated June 22, 2009 issued by the Registrant to FCPR Sofinnova Capital VI.

10.21**	Stock Purchase Agreement between the Registrant and FCPR Sofinnova Capital VI dated September 30, 2009.

10.22**	Stock Purchase Agreement between the Registrant and MCVP Technology Fund I, LLC dated September 30, 2009.

10.23**	Convertible Note and Warrant Purchase Agreement between the Registrant and FCPR Sofinnova Capital VI dated November 23, 2010.

10.24**	Stock Purchase Agreement between the Registrant and the parties set forth therein dated April 15, 2011.

10.25**	Shares of Common Stock Purchase Warrant to purchase shares of common stock dated April 15, 2011 issued by the Registrant to FCPR Sofinnova Capital VI.

10.26**	Shares of Common Stock Purchase Warrant to purchase shares of common stock dated April 15, 2011 issued by the Registrant to MCVP Technology Fund I, LLC.

10.27**	Shares of Common Stock Purchase Warrant to purchase shares of common stock dated April 15, 2011 issued by the Registrant to Jean-François Huc.

10.28**	Shares of Common Stock Purchase Warrant to purchase shares of common stock dated April 15, 2011 issued by the Registrant to Michael Hartmann.

10.29**	Shares of Common Stock Purchase Warrant to purchase shares of common stock dated April 15, 2011 issued by the Registrant to Roger Laurent Bernier.

10.30**	Stock Purchase Agreement between the Registrant and the parties set forth therein dated November 4, 2011.

10.31†	Sole Commercial Field of Use Patent License Agreement by and among the Registrant, UT-Battelle, LLC, and UChicago Argonne, LLC, effective July 1, 2009.

10.32	Exclusive Distributorship Agreement by and between Bioamber S.A.S. and Mitsui & Co., Ltd., dated April 9, 2010.

10.33†**	Commercial License Agreement by and between Bioamber S.A.S. and Cargill Inc., dated April 15, 2010, and Amendments to Commercial License Agreement and Development Agreement, dated October 15, 2011.

10.34†**	Development Agreement by and between Bioamber S.A.S. and Cargill Inc., dated April 15, 2010, and amendments dated July 5, 2011 and October 15, 2011.

10.35†	License Agreement by and between Bioamber S.A.S. and E.I. du Pont de Nemours and Company, dated June 28, 2010, as amended on February 18, 2011.

10.36†	Restated Toll Manufacturing Agreement, by and among the Registrant, Bioamber S.A.S. and Agro Industrie Recherches et Développements, S.A., dated as of December 7, 2012.

10.37†	Technology License Agreement by and between the Registrant and Celexion, LLC, dated September 25, 2010.

Exhibit No.	Description

10.38†	Joint Venture Agreement by and among the Registrant, BioAmber International S.à.r.l., Mitsui & Co., Ltd. and Bluewater Biochemicals Inc., dated November 2, 2011.

10.39**	Amendment to the Exclusive Distributorship Agreement, by and between Bioamber S.A.S. and Mitsui & Co., Ltd., dated January 1, 2013.

10.40	Amendment One to the Technology License Agreement, by and between the Registrant and Celexion, LLC, dated as of March 15, 2012.

10.41**	Second Amendment to the Technology License Agreement, by and between the Registrant and Celexion, LLC, dated as of June 8, 2012.

10.42†	Joint Development Agreement between BioAmber International S.à.r.l. and Solvay S.A., dated October 25, 2011.

10.43**	Stock Purchase Agreement by and between the Registrant and Lanxess Corporation, dated February 6, 2012.

10.44†	Supply Agreement between Bioamber S.A.S. and Mitsubishi Chemical Corporation, effective July 1, 2011.

10.45**	Sublease Agreement between BioAmber Inc. (f/k/a DNP Green Technology Inc.) and General Electric Capital Canada, commencing August 1, 2009.

10.46**	Lease Agreement between the Registrant and St. Paul Fire and Marine Insurance Company, dated December 20, 2011.

10.47**	Renewal Agreement between Sinoven Biopolymers Inc and apbcOffices for premises located at Mirea Asset Shanghai, dated April 10, 2011.

10.48†	Prosperity Initiative Regional Diversification Contribution Agreement between Bluewater Biochemicals Inc. and Her Majesty the Queen in Right of Canada, effective September 16, 2011.

10.49**	Loan Agreement between Bluewater Biochemicals Inc. and Her Majesty the Queen in Right of the Province of Ontario, effective September 30, 2011.

10.50†	Restated Limited Liability Company Agreement among the Registrant, Sinoven Biopolymers Inc, NatureWorks LLC and AmberWorks LLC, effective February 15, 2012.

10.51**	Amending Agreement #1 to Prosperity Initiative Regional Diversification Contribution Agreement, between BioAmber Sarnia Inc. and Her Majesty The Queen In Right of Canada, dated as of March 26, 2012.

10.52†	Joint Development and Scale-up Agreement by and between the Registrant and Evonik Industries AG, dated April 15, 2012.

10.53**	Employment Agreement between the Registrant and Babette Pettersen, dated February 1, 2011.

10.54**	Employment Agreement between the Registrant and Kenneth W. Wall, dated October 24, 2011.

10.55**	Summary of compensation arrangement with Kurt Briner.

10.56**	Summary of compensation arrangement with Heinz Haller.

10.57**	Summary of compensation arrangement with Raymond Land.

10.58†	Technology License Agreement by and among the Registrant, Sinoven Biopolymers Inc, NatureWorks LLC and AmberWorks LLC, dated February 15, 2012.

10.59†	Supply Agreement by and between Bioamber S.A.S. and International Flavors & Fragrances Inc., dated January 1, 2011.

10.60**	Amendment to the Restated Limited Liability Company Agreement among the Registrant, Sinoven Biopolymers, Inc, NatureWorks LLC and AmberWorks LLC, dated as of August , 2012.

Exhibit No.	Description

10.61**	Second Amendment to the Restated Limited Liability Company Agreement among the Registrant, Sinoven Biopolymers, Inc, NatureWorks LLC and AmberWorks LLC, dated as of November 5, 2012.

10.62†	Agreement of Purchase and Sale, by and between LANXESS Inc. and BioAmber Sarnia Inc., dated as of May 25, 2012.

10.63**	Memorandum of Agreement of Lease, by and between BioAmber Canada Inc. and Société en Commandite Douze-Cinquante/Twelve-Fifty, Company Limited, dated as of September 24, 2012.

10.65**	Consent and Amendments to Loan Agreement, by and between BioAmber Sarnia Inc. and Her Majesty The Queen In Right of The Province of Ontario, dated as of September 27, 2012.

21.1**	List of Subsidiaries of the Registrant.

23.1**	Consent of Deloitte LLP, Independent Registered Chartered Professional Accountants.

23.2**	Consent of Deloitte & Associes, independent auditors.

23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	To be filed by amendment.
†	Confidential treatment has been, or will be, requested for certain portions of this Exhibit.
**	Previously filed.